As filed with the Securities and Exchange Commission on November 13, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5894890
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, NJ 07922

(Address of principal executive offices) (Zip code)

Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan

(Full title of the plan)

Joseph Todisco

Chief Executive Officer

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

Telephone: (908) 517-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jared Fertman

Andrew Marmer

Willkie Farr and Gallagher LLP

787 Seventh Ave

New York, New York 10019

Telephone: (212) 728-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement relates to the registration of an additional 7,672,000 shares of common stock, $0.001 par value per share (“Common Stock”), of CorMedix Inc. (the “Registrant”), for issuance under the Amended and Restated CorMedix Inc 2019 Omnibus Stock Incentive Plan (the “Plan”). The shares of Common Stock are securities of the same class and related to the same employee benefit plan, the Plan, as amended and restated on October 13, 2022, as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2010, December 13, 2013, August 7, 2016, December 17, 2019 and October 26, 2022.

The Board of Directors of the Registrant approved an amendment to the Plan on September 17, 2024 and October 7, 2024 and the Registrant’s stockholders approved the amendment at the Registrant’s 2024 Annual Meeting of Stockholders on November 21, 2024 (“Amendment No. 1”). The Board of Directors of the Registrant approved a second amendment to the Plan on September 14, 2025 and the Registrant’s stockholders approved the amendment at the Registrant’s Special Meeting of Stockholders on November 10, 2025 (“Amendment No. 2” and, together with Amendment No. 1, the “Amendments”). The Amendments increased the number of shares of Common Stock reserved and available for issuance under the Plan by the number of shares being registered herein.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 (file numbers 333-170498, 333-192840, 333-212430, 333-235556 and 333-268019) filed with the Commission on November 9, 2010, December 13, 2013, August 7, 2016, December 17, 2019 and October 26, 2022, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given by the Registrant to participants in the plan covered by the registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given by the Registrant in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the Commission on March 25, 2025);

(ii)	The Registrant ’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 (filed with the Commission on May 6, 2025, August 7, 2025 and November 12, 2025, respectively);

(iii)	The Registrant ’s Current Reports on Form 8-K filed with the Commission on January 7, 2025, March 25, 2025, April 8, 2025, April 22, 2025, May 6, 2025, June 23, 2025, June 25, 2025, June 30, 2025, August 7, 2025, August 12, 2025, September 2, 2025 (as amended on September 30, 2025), October 20, 2025 and November 12, 2025; and

(iv)	The description of the Registrant’s common stock, par value $0.001 per share contained in the Registrant’s Registration Statement on Form 8-A, dated and filed with the Commission on February 2, 2021, as updated by Exhibit 4.5 to our Form 10-K for the fiscal year ended December 31, 2019, and including any amendments or reports filed with the Commission for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Willkie Farr & Gallagher LLP
23.1*	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1)
23.2*	Consent of Marcum LLP, Independent Registered Accounting Firm of CorMedix, Inc.
23.3*	Consent of EisnerAmper LLP, Independent Registered Accounting Firm of Melinta Therapeutics, LLC
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Form S-8 filed with the Commission on October 26, 2022)
99.2	Amendment No. 1 to the Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan (Incorporated by reference to Appendix A to CorMedix Inc.'s Proxy Statement on Schedule 14A dated October 8, 2024. See SEC File Number 001-34673)
99.3	Amendment No. 2 to the CorMedix Inc. Amended & Restated 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Form 10-Q filed with the Commission on November 12, 2025).
107*	Calculation of Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berkeley Heights, State of New Jersey, on the 13 day of November 2025.

CORMEDIX INC.

By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Todisco and Susan Blum, or each of them singly, with fully power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Todisco	Director and Chief Executive Officer (Principal Executive Officer)	November 13, 2025
Joseph Todisco

/s/ Susan Blum	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2025
Susan Blum

/s/ Myron Kaplan	Director and Chairman of the Board	November 13, 2025
Myron Kaplan

/s/ Janet Dillione	Director	November 13, 2025
Janet Dillione

/s/ Gregory Duncan	Director	November 13, 2025
Gregory Duncan

/s/ Alan W. Dunton	Director	November 13, 2025
Alan W. Dunton

/s/ Steven Lefkowitz	Director	November 13, 2025
Steven Lefkowitz

/s/ Robert Stewart	Director	November 13, 2025
Robert Stewart

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